Exhibit 10.1

SHARE PURCHASE AGREEMENT

Dated June 22, 2015

among

GASLOG CARRIERS LTD.,

GASLOG LTD.

and

GASLOG PARTNERS LP

TABLE OF CONTENTS

Page
ARTICLE I

Interpretation
SECTION 1.01. Definitions	2

ARTICLE II

Purchase and Sale of Shares; Closing

SECTION 2.01. Purchase and Sale of Shares	9
SECTION 2.02. Closing	9
SECTION 2.03. Place of Closing	9
SECTION 2.04. Purchase Price for Shares	9
SECTION 2.05. Working Capital Adjustment	9
SECTION 2.06. Payment of the Purchase Price	11

ARTICLE III

Representations and Warranties of the Buyer

SECTION 3.01. Organization and Limited Partnership Authority	11
SECTION 3.02. Agreement Not in Breach of Other Instruments	11
SECTION 3.03. No Legal Bar	11
SECTION 3.04. Securities Act	11
SECTION 3.05. Independent Investigation	12

ARTICLE IV

Representations and Warranties Regarding the Sponsor

SECTION 4.01. Organization and Corporate Authority	12
SECTION 4.02. Agreement Not in Breach	12
SECTION 4.03. No Legal Bar	12

ARTICLE V

Representations and Warranties Regarding the Seller and the GAS-nineteen Vessel Owner

SECTION 5.01. Organization Good Standing and Authority	13
SECTION 5.02. Capitalization; Good and Marketable Title to GAS-nineteen Shares	13
SECTION 5.03. GAS-nineteen Organizational Documents	13
SECTION 5.04. Agreement Not in Breach	13
SECTION 5.05. The GAS-nineteen Shares	13
SECTION 5.06. No Legal Bar	14

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ii

SECTION 7.13. Permits	23
SECTION 7.14. No Material Adverse Change in Business	24
SECTION 7.15. Tax Classification	24

ARTICLE VIII

Representations and Warranties Regarding the GAS-nineteen Vessel

SECTION 8.01. Title to GAS-nineteen Vessel	24
SECTION 8.02. No Encumbrances	24
SECTION 8.03. Condition	24

ARTICLE IX

Representations and Warranties Regarding the GAS-twenty Vessel

SECTION 9.01. Title to GAS-twenty Vessel	25
SECTION 9.02. No Encumbrances	25
SECTION 9.03. Condition	25

ARTICLE X

Representations and Warranties Regarding the GAS-twenty one Vessel

SECTION 10.01. Title to GAS-twenty one Vessel	25
SECTION 10.02. No Encumbrances	25
SECTION 10.03. Condition	25

ARTICLE XI

Covenants

SECTION 11.01. Financial Statements	26
SECTION 11.02. Expenses	26
SECTION 11.03. Commercially Reasonable Efforts; Financing	27
SECTION 11.04. Tests and Surveys	27
SECTION 11.05. Further Assurances	27
SECTION 11.06. Covenants of Sponsor and Seller Prior to Closing	27
SECTION 11.07. Credit Facilities	28

ARTICLE XII

Conditions to Closing

SECTION 12.01. Conditions to the Obligations of Sponsor, Seller and Buyer	28
SECTION 12.02. Conditions to the Obligation of Buyer	29
SECTION 12.03. Conditions to the Obligation of Sponsor and Seller	29

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ARTICLE XIII

Amendments and Waivers

SECTION 13.01. Amendments and Waivers	30

ARTICLE XIV

Indemnification

SECTION 14.01. Indemnity by the Seller	30
SECTION 14.02. Limitation Regarding Indemnification	31
SECTION 14.03. Indemnity by the Buyer	31
SECTION 14.04. Exclusive Post-Closing Remedy	32

ARTICLE XV

Termination

SECTION 15.01. Termination	32
SECTION 15.02. Effect of Termination	33

ARTICLE XVI

Miscellaneous

SECTION 16.01. Governing Law	33
SECTION 16.02. Counterparts	33
SECTION 16.03. Complete Agreement	33
SECTION 16.04. Interpretation	34
SECTION 16.05. Severability	34
SECTION 16.06. Third Party Rights	34
SECTION 16.07. Notices	34
SECTION 16.08. Representations and Warranties to Survive	35
SECTION 16.09. Remedies	35
SECTION 16.10. Non-recourse to General Partner	35

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1

SHARE PURCHASE AGREEMENT (the “Agreement”), dated as of June 22, 2015, is made by and among GASLOG LTD. (the “Sponsor”), a Bermuda exempted company, GASLOG CARRIERS LTD. (the “Seller”), a Bermuda exempted company and a wholly owned subsidiary of the Sponsor (and together with the Sponsor, and their affiliates other than the Buyer Entities, the “Seller Entities”) and GASLOG PARTNERS LP (the “Buyer”), a limited partnership organized under the laws of the Republic of the Marshall Islands.

WHEREAS the Seller is the registered owner and sole shareholder of record of all the authorised and issued share capital of GAS-nineteen Ltd., a Bermuda exempted company, with its registered office at Clarendon House, 2 Church Street, Hamilton, HM11, Bermuda (the “GAS-nineteen Vessel Owner”) and such GAS-nineteen Vessel Owner is the registered owner of the Bermuda flagged LNG carrier the Methane Alison Victoria (the “GAS-nineteen Vessel”); the Seller is the registered owner and sole shareholder of record of all the authorised and issued share capital of GAS-twenty Ltd., a Bermuda exempted company, with its registered office at Clarendon House, 2 Church Street, Hamilton, HM11, Bermuda (the “GAS-twenty Vessel Owner”), and such GAS-twenty Vessel Owner is the registered owner of the Bermuda flagged LNG carrier the Methane Shirley Elisabeth (the “GAS-twenty Vessel”); and the Seller is the registered owner and sole shareholder of record of all the authorised and issued share capital of GAS-twenty one Ltd., a Bermuda exempted company, with its registered office at Clarendon House, 2 Church Street, Hamilton, HM11, Bermuda (the “GAS-twenty one Vessel Owner,” and, together with the GAS-nineteen Vessel Owner and the GAS-twenty Vessel Owner, the “Vessel Owners”), and such GAS-twenty one Vessel Owner is the registered owner of the Bermuda flagged LNG carrier the Methane Heather Sally (the “GAS-twenty one Vessel” and, together with the GAS-nineteen Vessel and the GAS-twenty Vessel, the “Vessels”).

WHEREAS the Buyer wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, all of the authorised and issued share capital of the GAS-nineteen Vessel Owner (the “GAS-nineteen Shares”) which are registered in the sole name of the Seller; and the Buyer wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, all of the authorised and issued share capital of the GAS-twenty Vessel Owner (the “GAS-twenty Shares”); and the Buyer wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, all of the authorised and issued share capital of the GAS-twenty one Vessel Owner (the “GAS-twenty one Shares” and, together with the GAS-nineteen Shares and the GAS-twenty Shares, the “Shares”) which are registered in the name of the Seller.

WHEREAS the GAS-nineteen Vessel is employed under a LNG time charter party dated May 29, 2014 entered into by Methane Services Limited, a company incorporated under the laws of England and Wales and whose registered office is at 100 Thames Valley Park Drive, Reading, Berkshire RG6 1PT, United Kingdom, as charterer (the “Charterer”) commenced on June 4, 2014 (as amended or supplemented, the “GAS-nineteen Charter”); the GAS-twenty Vessel is employed under a LNG time charter party dated June 4, 2014 by the Charterer commenced on June 11, 2014 (as amended or supplemented, the “GAS-twenty Charter”); and the GAS-twenty one Vessel is employed under a LNG time charter party dated June 19, 2014 by the Charterer commenced on

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June 25, 2014 (as amended or supplemented, the “GAS-twenty one Charter” and, together with the GAS-nineteen Charter, and the GAS-twenty Charter, the “Charters”).

WHEREAS the GAS-nineteen Vessel Owner and the Sponsor have entered into a commercial management agreement dated June 4, 2014 for the commercial management of the GAS-nineteen Vessel (the “GAS-nineteen Commercial Management Agreement”); the GAS-nineteen Vessel Owner and GasLog LNG Services Ltd. (the “Manager”) have entered into a ship management agreement dated June 4, 2014 for the technical management of the GAS-nineteen Vessel (“GAS-nineteen Technical Management Agreement,” and together with the GAS-nineteen Commercial Management Agreement, the “GAS-nineteen Management Agreements”); the GAS-twenty Vessel Owner and the Sponsor have entered into a commercial management agreement dated June 11, 2014 for the commercial management of the GAS-twenty Vessel (the “GAS-twenty Commercial Management Agreement”); the GAS-twenty Vessel Owner and the Manager have entered into a ship management agreement dated June 11, 2014 for the technical management of the GAS-twenty Vessel (the “GAS-twenty Technical Management Agreement,” and together with the GAS-twenty Commercial Management Agreement, the “GAS-twenty Management Agreements)”; the GAS-twenty one Vessel Owner and the Sponsor have entered into a commercial management agreement dated June 25, 2014 for the commercial management of the GAS-twenty one Vessel (the “GAS-twenty one Commercial Management Agreement”); the GAS-twenty one Vessel Owner and the Manager have entered into a ship management agreement dated June 25, 2014 for the technical management of the GAS-twenty one Vessel (the “GAS-twenty one Technical Management Agreement,” and together with the GAS-twenty one Commercial Management Agreement, the “GAS-twenty one Management Agreements,” and the GAS-twenty one Management Agreements collectively with the GAS-nineteen Management Agreements and the GAS-twenty Management Agreements, the “Management Agreements”).

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

Interpretation

SECTION 1.01. Definitions. In this Agreement, unless the context requires otherwise or unless otherwise specifically provided herein, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Acquisition” has the meaning given to it in Section 2.01.

“Actual Adjustment” means (x) the Purchase Price as adjusted by adding the Net Working Capital Adjustment as finally determined pursuant to 2.05(b), minus (y) the Estimated Closing Payment.

“Agreement” means this Agreement, including its preamble and schedules.

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“Applicable Law” in respect of any Person, property, transaction or event, means all laws, statutes, ordinances, regulations, municipal by-laws, treaties, judgments and decrees applicable to that Person, property, transaction or event and, whether or not having the force of law, all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders, codes of practice and policies of any Governmental Authority having or purporting to have authority over that Person, property, transaction or event and all general principles of common law and equity.

“Board of Directors” means the board of directors of the Buyer.

“Buyer” has the meaning given to it in the preamble.

“Buyer Entities” means the Buyer and its subsidiaries.

“Buyer Indemnitees” has the meaning given to it in Section 12.01.

“Charter” has the meaning given to it in the preamble.

“Charterer” has the meaning given to it in the preamble.

“Closing” has the meaning given to it in Section 2.02.

“Closing Date” has the meaning given to it in Section 2.02.

“Commission” means the Securities and Exchange Commission.

“Commitment” means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights or other contracts that could require a Person to issue any of its equity interests or to sell any equity interests it owns in another Person (other than this Agreement and the related transaction documents); (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any equity interest of a Person or owned by a Person; and (c) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person.

“Conflicts Committee” means the Conflicts Committee of the Board of Directors.

“Covered Environmental Losses” means all Losses suffered or incurred by the Buyer Entities by reason of, arising out of or resulting from:

(a) any violation or correction of violation of Environmental Laws; or

(b) any event or condition relating to environmental or human health and safety matters, in each case, associated with the ownership or operation by the Buyer Entities or the Seller Entities of the Vessel Owners and their assets (including, without limitation, the presence of Hazardous Substances on, under, about

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or migrating to or from the Vessel Owners or the disposal or release of, or exposure to, Hazardous Substances generated by or otherwise related to operation of the Vessel Owners and their assets), including, without limitation, the reasonable and documented cost and expense of (i) any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation or other corrective action required or necessary under Environmental Laws, (ii) the preparation and implementation of any closure, remedial, corrective action or other plans required or necessary under Environmental Laws and (iii) any environmental or toxic tort (including, without limitation, personal injury or property damage claims) pre-trial, trial or appellate legal or litigation support work;

but only to the extent that such violation complained of under clause (a), or such events or conditions included in clause (b), is proven to have occurred before the Closing Date; and, provided, that in no event shall Losses to the extent arising from a change in any Environmental Law after the Closing Date be deemed Covered Environmental Losses.

“Credit Facility” means the $325,500,000 facility agreement dated May 14, 2014 between the GAS-nineteen Vessel Owner, the GAS-twenty Vessel Owner, and the GAS-twenty one Vessel Owner as borrowers, the banks and financial institutions named as lenders therein, Citibank, N.A., London Branch as mandated lead arranger, Citibank, N.A., London Branch as bookrunner, Citibank International Limited as agent and Citibank N.A., London Branch as security agent and trustee, as amended and supplemented from time to time.

“Encumbrance” means any mortgage, lien, charge, assignment, adverse claim, hypothecation, restriction, option, covenant, condition or encumbrance, whether fixed or floating, on, or any security interest in, any property whether real, personal or mixed, tangible or intangible, any pledge or hypothecation of any property, any deposit arrangement, priority, conditional sale agreement, other title retention agreement or equipment trust, capital lease or other security arrangements of any kind.

“Environmental Laws” means all international, federal, state, foreign and local laws, statutes, rules, regulations, treaties, conventions, orders, judgments and ordinances having the force and effect of law and relating to protection of natural resources, health and safety and the environment, each in effect and as amended through the Closing Date.

“Equity Interest” means (a) with respect to any entity, any and all shares or other ownership interest and any Commitments with respect thereto, (b) any other direct equity ownership or participation in a Person and (c) any Commitments with respect to the interests described in (a) or (b).

“Estimated Adjustment Amount” means a good faith estimate of the Net Working Capital Adjustment, as determined by the Seller and calculated in accordance with this Agreement.

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“GAS-nineteen Balance Sheet” has the meaning given to it in Section 5.12.

“GAS-nineteen Charter” has the meaning given to it in the preamble.

“GAS-nineteen Commercial Management Agreement” has the meaning given to it in the preamble.

“GAS-nineteen Contracts” means the GAS-nineteen Memorandum of Agreement, the Credit Facility and all related financing and security documents, the GAS-nineteen Charter and the GAS-nineteen Management Agreements.

“GAS-nineteen Management Agreements” has the meaning given to it in the preamble.

“GAS-nineteen Memorandum of Agreement” means the agreement dated May 29, 2014 between Brazil Shipping II Ltd. and GAS-nineteen Ltd. related to the sale of the Methane Alison Victoria.

“GAS-nineteen Organizational Documents” has the meaning given to it in Section 5.03.

“GAS-nineteen Purchase Price” has the meaning given to it in Section 2.04.

“GAS-nineteen Shares” has the meaning given to it in the preamble.

“GAS-nineteen Technical Management Agreement” has the meaning given to it in the preamble.

“GAS-nineteen Vessel” has the meaning given to it in the preamble.

“GAS-nineteen Vessel Owner” has the meaning given to it in the preamble.

“GAS-twenty Balance Sheet” has the meaning given to it in Section 6.11.

“GAS-twenty Charter” has the meaning given to it in the preamble.

“GAS-twenty Commercial Management Agreement” has the meaning given to it in the preamble.

“GAS-twenty Contracts” means the GAS-twenty Memorandum of Agreement, the Credit Facility and all related financing and security documents, the GAS-twenty Charter and the GAS-twenty Management Agreements.

“GAS-twenty Management Agreements” has the meaning given to it in the preamble.

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“GAS-twenty Memorandum of Agreement” means the agreement dated June 4, 2014 between Brazil Shipping II Ltd. and GAS-twenty Ltd. related to the sale of the Methane Shirley Elizabeth.

“GAS-twenty Organizational Documents” has the meaning given to it in Section 6.03.

“GAS-twenty Purchase Price” has the meaning given to it in Section 2.04.

“GAS-twenty Shares” has the meaning given to it in the preamble.

“GAS-twenty Technical Management Agreement” has the meaning given to it in the preamble.

“GAS-twenty Vessel” has the meaning given to it in the preamble.

“GAS-twenty Vessel Owner” has the meaning given to it in the preamble.

“GAS-twenty one Balance Sheet” has the meaning given to it in Section 7.11.

“GAS-twenty one Charter” has the meaning given to it in the preamble.

“GAS-twenty one Commercial Management Agreement” has the meaning given to it in the preamble.

“GAS-twenty one Contracts” means the GAS-twenty one Memorandum of Agreement, the Credit Facility and all related financing and security documents, the GAS-twenty one Charter and the GAS-twenty one Management Agreements.

“GAS-twenty one Management Agreements” has the meaning given to it in the preamble.

“GAS-twenty one Memorandum of Agreement” means the agreement dated June 19, 2014 between Brazil Shipping II Ltd. and GAS-twenty one Ltd. related to the sale of the Methane Heather Sally.

“GAS-twenty one Organizational Documents” has the meaning given to it in Section 7.03.

“GAS-twenty one Purchase Price” has the meaning given to it in Section 2.04.

“GAS-twenty one Shares” has the meaning given to it in the preamble.

“GAS-twenty one Technical Management Agreement” has the meaning given to it in the preamble.

“GAS-twenty one Vessel” has the meaning given to it in the preamble.

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“GAS-twenty one Vessel Owner” has the meaning given to it in the preamble.

“GPHL” means GasLog Partners Holdings LLC, a Marshall Islands limited liability company and wholly-owned subsidiary of the Buyer.

“Governmental Authority” means any domestic or foreign government, including federal, provincial, state, municipal, county or regional government or governmental or regulatory authority, domestic or foreign, and includes any department, commission, bureau, board, administrative agency or regulatory body of any of the foregoing and any multinational or supranational organization.

“Hazardous Substances” means (a) each substance defined, designated or classified as a hazardous waste, hazardous substance, hazardous material, solid waste, contaminant or toxic substance under Environmental Laws; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas and any mixtures thereof; (d) any radioactive material; and (e) any asbestos-containing materials in a friable condition.

“IFRS” has the meaning given to it in Section 5.12.

“Losses” means losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees and experts’ fees) of any and every kind or character; provided, however, that such term shall not include any special, indirect, incidental or consequential damages.

“Management Agreements” has the meaning given to it in the preamble.

“Manager” has the meaning given to it in the preamble.

“MLP Guarantee” means the guarantee to be executed by the Buyer and GPHL in favor of the Security Agent (as such term is defined in the Credit Facility) on or before the Closing Date with respect to the obligations of the GAS-nineteen Vessel Owner, the GAS-twenty Vessel Owner and the GAS- twenty one Vessel Owner under the Credit Facility.

“Net Working Capital” means, with respect to the Vessel Owners, those current assets of the Vessel Owners (on a combined basis), as of 11:59 p.m. on the day preceding the Closing Date that are included in the line item categories of current assets specifically identified on Exhibit A, less those current liabilities of the Vessel Owners (on a combined basis), as of 11:59 p.m. BST on the day preceding the Closing Date that are included in the line item categories of current liabilities specifically identified on Exhibit A, in each case, without duplication, and as determined in accordance with IFRS as applied on a consistent basis.

“Net Working Capital Adjustment” means (i) the amount by which Net Working Capital exceeds the Net Working Capital Threshold or (ii) the amount by which Net Working Capital is less than the Net Working Capital Threshold, as applicable;

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provided that any amount which is calculated pursuant to clause (ii) above shall be deemed to be a negative number.

“Net Working Capital Threshold” means U.S. dollars $3,000,000.

“Parties” means all parties to this Agreement and “Party” means any one of them.

“Partnership Agreement” means the Agreement of Limited Partnership of the Buyer dated May 12, 2014, as amended from time to time.

“Person” means an individual, entity or association, including any legal personal representative, corporation, body corporate, firm, partnership, trust, trustee, syndicate, joint venture, unincorporated organization or Governmental Authority.

“Permits” has the meaning given to it in Section 5.14.

“Purchase Price” has the meaning given to it in Section 2.04.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Seller” has the meaning given to it in the preamble.

“Seller Entities” has the meaning given to it in the preamble.

“Seller Indemnitees” has the meaning given to it in Section 14.03.

“Shares” has the meaning given to it in the preamble.

“Sponsor” has the meaning given to it in the preamble.

“Taxes” means all income, franchise, business, property, sales, use, goods and services or value added, withholding, excise, alternate minimum capital, transfer, excise, customs, anti-dumping, stumpage, countervail, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, dues and charges and other taxes required to be reported upon or paid to any domestic or foreign jurisdiction and all interest and penalties thereon.

“Vessels” has the meaning given to it in the preamble.

“Vessel Owners” has the meaning given to it in the preamble.

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ARTICLE ii

Purchase and Sale of Shares; Closing

SECTION 2.01. Purchase and Sale of Shares. The Seller agrees to sell to the Buyer, the Sponsor agrees to cause the Seller to sell to the Buyer and the Buyer agrees to purchase from the Seller for the applicable Purchase Price and in accordance with and subject to the terms and conditions set forth in this Agreement, the Shares which in turn shall result in the Buyer indirectly owning the Vessels (the “Acquisition”). The Seller shall transfer the Shares to GPHL, a wholly-owned subsidiary of Buyer, at Closing, unless Buyer shall before Closing nominate a different Buyer Entity to receive the Shares.

SECTION 2.02. Closing. On the terms of this Agreement and subject to the satisfaction or waiver of the conditions set forth in Article XII, the sale and transfer of the Shares and payment of the Purchase Price shall take place on the date that is five business days after the satisfaction or waiver of all of the conditions set forth in Article XII (other than those conditions to be satisfied on the Closing Date) (such date, the “Closing Date”) or such other date as the Sponsor, Seller and Buyer shall otherwise agree. The sale and transfer of the Shares is hereinafter referred to as “Closing”.

SECTION 2.03. Place of Closing. The Closing shall take place at Gildo Pastor Center, 7 Rue du Gabian, MC 98000, Monaco or any other place as designated by the Sponsor.

SECTION 2.04. Purchase Price for Shares. On the Closing Date, (i) the Buyer shall pay to the Seller (to such account and beneficiary being a Seller Entity as the Seller shall designate) the amount of U.S. dollars $161,000,000 (the “GAS-nineteen Purchase Price”) in exchange for the GAS-nineteen Shares, (ii) the Buyer shall pay to the Seller (to such account and beneficiary being a Seller Entity as the Seller shall designate) the amount of U.S. dollars $161,000,000 (the “GAS-twenty Purchase Price”) in exchange for the GAS-twenty Shares, and (iii) the Buyer shall pay to the Seller (to such account and beneficiary being a Seller Entity as the Seller shall designate) the amount of U.S. dollars $161,000,000 (the “GAS-twenty one Purchase Price” and, together with the GAS-nineteen Purchase Price and the GAS-twenty Purchase Price, the “Purchase Price”) in exchange for the GAS-twenty one Shares, in each case subject to adjustment pursuant to Section 2.05. The Purchase Price may be payable by Buyer in part, in lieu of cash, by the transfer of associated debt obligations of the Vessel Owners under the Credit Facility and the granting of the MLP Guarantee. The Buyer shall have no responsibility or liability hereunder for the Seller’s allocation and distribution of the Purchase Price among the Seller Entities.

SECTION 2.05. Working Capital Adjustment.

(a) No later than one Business Days prior to the Closing Date, the Seller shall deliver to the Buyer a calculation of the Estimated Adjustment Amount, and the Purchase Price payable on the Closing Date shall be adjusted by adding the Estimated Adjustment Amount (such adjusted amount, the “Estimated Closing Payment”).

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(b) As soon as practicable, but no later than 30 days after the Closing Date, Buyer shall prepare and deliver to the Seller a proposed calculation of the Net Working Capital, including the components thereof (the “Proposed Calculations”). If the Seller does not give written notice of dispute (a “Dispute Notice”) to Buyer within 30 days of receiving the Proposed Calculations, the Proposed Calculations shall be deemed to set forth the final Net Working Capital; provided, however, that the Dispute Notice may include only objections based on (x) noncompliance with the standards set forth in this Agreement for the preparation of the Net Working Capital or (y) mathematical errors in the calculation of the Net Working Capital. If the Seller gives a Dispute Notice to Buyer (which Dispute Notice must set forth, in reasonable detail, the items and amounts in dispute and all other items and amounts not so disputed shall be deemed final) within such 30-day period, Buyer and the Seller shall use commercially reasonable efforts to resolve the dispute during the 30-day period commencing on the date Buyer receives the Dispute Notice from the Seller. If the Seller and Buyer do not agree upon a final resolution with respect to such disputed items within such 30-day period, then the remaining items in dispute shall be submitted immediately to an independent accounting firm mutually acceptable to Buyer and the Seller. Any accounting firm so agreed (the “Accounting Firm”) shall be required to render a determination of the applicable dispute within 45 days after referral of the matter to such Accounting Firm, which determination must be in writing and must set forth, in reasonable detail, the basis therefor; provided that the Accounting Firm may (i) only consider those items and amounts as to which the Seller and Buyer have disagreed within the time periods and on the terms specified above and (ii) only make adjustments based on noncompliance with the standards set forth in this Agreement for the determination of the Net Working Capital. The determination made by the Accounting Firm with respect to the remaining disputed items shall not exceed or be less than the amounts proposed by the Seller and Buyer, as the case may be. The terms of appointment and engagement of the Accounting Firm shall be as agreed upon between the Seller and Buyer, and any associated engagement fees shall be borne 50% by the Seller and 50% by Buyer. The determination of such Accounting Firm shall be conclusive and binding for all purposes of this Agreement. Buyer and Seller shall provide each other reasonable access to financial and other records in connection with the determination of the Net Working Capital under this Section 2.05(b).

(c) Adjustment to Estimated Closing Payment:

(i) If the Actual Adjustment is a positive amount, Buyer shall pay to the Seller an amount equal to such positive amount by wire transfer or delivery of immediately available funds, in each case, within three Business Days after the date on which the Net Working Capital is finally determined pursuant to Section 2.05(b).

(ii) If the Actual Adjustment is a negative amount, Seller shall pay to Buyer an amount equal to such negative amount by wire transfer or delivery of immediately available funds, in each case, within three Business Days after the date on which the Net Working Capital is finally determined pursuant to Section 2.05(b).

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SECTION 2.06. Payment of the Purchase Price. The Purchase Price (to the extent paid in U.S. dollars) will be paid by the Buyer to the Seller by wire transfer of immediately available funds to an account and beneficiary being a Seller Entity designated in writing by the Seller.

ARTICLE iii

Representations and Warranties of the Buyer

The Buyer represents and warrants to the Seller that as of the date hereof and as of the Closing Date:

SECTION 3.01. Organization and Limited Partnership Authority. The Buyer is duly formed, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite limited partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer, has been effectively authorized by all necessary action, limited partnership or otherwise, and constitutes legal, valid and binding obligations of the Buyer. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Buyer.

SECTION 3.02. Agreement Not in Breach of Other Instruments. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Buyer is a party or by which it is bound, the Certificate of Formation and the Partnership Agreement, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Buyer is bound, or any law, rule or regulation applicable to the Buyer which would have a material effect on the transactions contemplated hereby.

SECTION 3.03. No Legal Bar. The Buyer is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Buyer which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the parties in connection herewith or in connection with any of the transactions contemplated hereby.

SECTION 3.04. Securities Act. The Shares purchased by the Buyer pursuant to this Agreement are being acquired for investment purposes only and not with a view to any public distribution thereof, and the Buyer shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act. The Buyer acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in all of the Shares. The Buyer understands that, when transferred to the

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Buyer at the Closing, none of the Shares will be registered pursuant to the Securities Act and that all of the Shares will constitute “restricted securities” under the federal securities laws of the United States.

SECTION 3.05. Independent Investigation. The Buyer has had the opportunity to conduct to its own satisfaction independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Vessel Owners and the Vessels and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Articles IV, V, VI, VII, VIII, IX and X.

ARTICLE IV

Representations and Warranties Regarding the Sponsor

The Sponsor represents and warrants to the Buyer that as of the date hereof and as of the Closing Date:

SECTION 4.01. Organization and Corporate Authority. The Sponsor is duly incorporated, validly existing and in good standing under the laws of Bermuda, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Sponsor, has been effectively authorized by all necessary action, corporate or otherwise, and constitutes legal, valid and binding obligations of the Sponsor. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Sponsor.

SECTION 4.02. Agreement Not in Breach. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Sponsor is a party or by which it is bound, the Memorandum of Association and Bye-laws of the Sponsor, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Sponsor is bound, or any law, rule or regulation applicable to the Sponsor.

SECTION 4.03. No Legal Bar. The Sponsor is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Sponsor which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the parties in connection herewith or in connection with any of the transactions contemplated hereby.

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ARTICLE V

Representations and Warranties Regarding the Seller and the GAS-nineteen Vessel Owner

The Seller represents and warrants to the Buyer that as of the date hereof and as of the Closing Date:

SECTION 5.01. Organization Good Standing and Authority. The Seller is a Bermuda exempted company duly incorporated, validly existing and in good standing under the laws of Bermuda. This Agreement has been duly executed and delivered by the Seller, has been effectively authorized by all necessary action, corporate or otherwise, and constitutes legal, valid and binding obligations of the Seller. The GAS-nineteen Vessel Owner is a Bermuda exempted company duly registered, validly existing and in good standing under the laws of Bermuda. Each of the Seller and the GAS-nineteen Vessel Owner has full corporate power and authority to carry on its business as it is now, and has since its formation been, conducted, and is entitled to own, lease or operate the properties and assets it now owns, leases or operates and to enter into legal and binding contracts. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Seller or the GAS-nineteen Vessel Owner.

SECTION 5.02. Capitalization; Good and Marketable Title to GAS-nineteen Shares. The GAS-nineteen Shares have been duly authorized and validly issued and are fully paid and nonassessable, and constitute the total issued and outstanding Equity Interests of the GAS-nineteen Vessel Owner. There are not outstanding (i) any options, warrants or other rights to purchase from the Seller any equity interests of the GAS-nineteen Vessel Owner, (ii) any securities convertible into or exchangeable for shares of such equity interests of the GAS-nineteen Vessel Owner or (iii) any other commitments of any kind for the issuance of additional shares of equity interests or options, warrants or other securities of the GAS-nineteen Vessel Owner.

SECTION 5.03. GAS-nineteen Organizational Documents. The Seller Entities have supplied to the Buyer true and correct copies of the organizational documents of the GAS-nineteen Vessel Owner, as in effect as of the date hereof (the “GAS-nineteen Organizational Documents”).

SECTION 5.04. Agreement Not in Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, or result in a breach of, any of the terms and provisions of, or constitute a default under, or conflict with, or give any other party thereto a right to terminate any agreement or other instrument to which the Seller or the GAS-nineteen Vessel Owner is a party or by which it is bound including, without limitation, any of the GAS-nineteen Organizational Documents, any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the GAS-nineteen Vessel Owner or the GAS-nineteen Contracts.

SECTION 5.05. The GAS-nineteen Shares. Assuming the Buyer or the applicable Buyer Entity has the requisite power and authority to be the lawful owner of

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the GAS-nineteen Shares, upon delivery to the Buyer or the applicable Buyer Entity at the Closing of instruments sufficient to evidence the transfer from the Seller to the Buyer (or the applicable Buyer Entity) of the GAS-nineteen Shares under the Applicable Laws of the relevant jurisdiction, or delivery of such GAS-nineteen Shares by electronic means, and upon or simultaneously with the Seller’s receipt of the GAS-nineteen Purchase Price, the Buyer or the applicable Buyer Entity shall own good and valid title to the GAS-nineteen Shares, free and clear of any Encumbrances, other than those arising under or in relation to the Credit Facility and the GAS-nineteen Charter or otherwise from acts of the Buyer Entities and an updated Register of Members of the GAS-nineteen Vessel Owner, certified by the Secretary of the GAS-nineteen Vessel Owner, shall be delivered to the Buyer. Other than this Agreement and any related transaction documents, the GAS-nineteen Organizational Documents, the Credit Facility and the GAS-nineteen Charter and restrictions imposed by Applicable Law, at the Closing, the GAS-nineteen Shares will not be subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the GAS-nineteen Shares, other than any agreement to which any Buyer Entity is a party.

SECTION 5.06. No Legal Bar. The Seller is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Seller which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the parties in connection herewith or in connection with any of the transactions contemplated hereby.

SECTION 5.07. Litigation. (a)  There is no action, suit or proceeding to which the GAS-nineteen Vessel Owner is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body or arbitrator; there is no action, suit or proceeding threatened against the GAS-nineteen Vessel Owner; and, to the best knowledge of the Seller, there is no basis for any such action, suit or proceeding.

(b) The GAS-nineteen Vessel Owner has not been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets or properties of the GAS-nineteen Vessel Owner.

(c) There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring the GAS-nineteen Vessel Owner to take any action of any kind with respect to its business, assets or properties.

SECTION 5.08. Indebtedness to and from Officers, etc. The GAS-nineteen Vessel Owner will not be indebted, directly or indirectly, to any person who is an officer (save to the company secretary in respect of professional and transactional fees), director, stockholder or employee of the Seller or any spouse, child, or other relative or any affiliate of any such person, nor shall any such officer, director, stockholder, employee, relative or affiliate be indebted to the GAS-nineteen Vessel Owner.

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SECTION 5.09. Personnel. The GAS-nineteen Vessel Owner has no employees.

SECTION 5.10. GAS-nineteen Contracts and Agreements. Other than the GAS-nineteen Contracts, there are no material contracts or agreements, written or oral, to which the GAS-nineteen Vessel Owner is a party or by which any of its assets are bound.

(a) Each of the GAS-nineteen Contracts is a valid and binding agreement of the GAS-nineteen Vessel Owner, and to the best knowledge of the Seller, of all other parties thereto.

(b) The GAS-nineteen Vessel Owner has fulfilled all material obligations required pursuant to its GAS-nineteen Contracts to have been performed by it prior to the date hereof and has not waived any material rights thereunder, including payment in full of the purchase price for the GAS-nineteen Vessel, together with any other payments of the GAS-nineteen Vessel Owner due thereunder.

(c) There has not occurred any material default under any of the GAS-nineteen Contracts on the part of the GAS-nineteen Vessel Owner, or to the best knowledge of the Seller, on the part of any other party thereto nor has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of the GAS-nineteen Vessel Owner under any of the GAS-nineteen Contracts nor, to the best knowledge of the Seller, has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any other party to any of the GAS-nineteen Contracts.

SECTION 5.11. Compliance with Law. The conduct of business by the GAS-nineteen Vessel Owner does not and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any Applicable Laws of any country, province, state or other governing body, the enforcement of which would materially and adversely affect the business, assets, condition (financial or otherwise) or prospects of the GAS-nineteen Vessel Owner taken as a whole, nor has the GAS-nineteen Vessel Owner received any notice of any such violation.

SECTION 5.12. No Undisclosed Liabilities. Except for such liabilities, debts, obligations, encumbrances, defects, restrictions or claims of a general nature and magnitude that would arise in connection with the operation of LNG carriers of the same type as the GAS-nineteen Vessel in the ordinary course of business and obligations arising under the GAS-nineteen Contracts, the GAS-nineteen Vessel Owner (or the GAS-nineteen Vessel owned by it) has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation) that: (i) have not been disclosed in writing to the Buyer Entities prior to the date hereof or (ii) have not been set forth in the unaudited balance sheet of the GAS-nineteen Vessel Owner as of March 31, 2015, provided to Buyer prior to the execution of this Agreement (the “GAS-nineteen Balance

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Sheet”). The GAS-nineteen Balance Sheet (A) was derived from and has been prepared in accordance with the underlying books and records of the GAS-nineteen Vessel Owner, (B) has been prepared in accordance with international financial reporting standards (“IFRS”) (subject to the absence of footnote disclosure) and (C) fairly presents the assets, liabilities (including reserves) and financial position of the GAS-nineteen Vessel Owner as of the date thereof.

SECTION 5.13. Payment of Taxes. The GAS-nineteen Vessel Owner has filed all foreign, federal, state and local income and franchise tax returns required to be filed, which returns are correct and complete in all material respects, and has timely paid all taxes due from it, and the GAS-nineteen Vessel is in good standing with respect to the payment of past and current Taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction.

SECTION 5.14. Permits. The GAS-nineteen Vessel Owner has such permits, consents, licenses, franchises, concessions, certificates and authorizations (“Permits”) of, and has all declarations and filings with, and is qualified and in good standing in each jurisdiction of, all federal, provincial, state, local or foreign Governmental Authorities and other Persons, as are necessary to own or lease its properties and to conduct its business in the manner that is standard and customary for a business of its nature other than such Permits the absence of which, individually or in the aggregate, has not and could not reasonably be expected to materially or adversely affect the GAS-nineteen Vessel Owner or the GAS-nineteen Vessel, and the GAS-nineteen Vessel Owner has fulfilled and performed all its obligations with respect to such Permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent such Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such nonrenewals, nonissues, revocations, terminations and impairments that would not, individually or in the aggregate, materially or adversely affect the GAS-nineteen Vessel Owner or the GAS-nineteen Vessel, and none of such Permits contains any restriction that is materially burdensome to the GAS-nineteen Vessel Owner.

SECTION 5.15. No Material Adverse Change in Business. Since December 31, 2014, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the GAS-nineteen Vessel Owner, whether or not arising in the ordinary course of business, that would have or could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the GAS-nineteen Vessel Owner.

SECTION 5.16. Tax Classification. The GAS-nineteen Vessel Owner has filed an election under U.S. Treasury Regulation Section 301.7701-3(c) to be classified as a disregarded entity for U.S. Federal income tax purposes, to be effective prior to the date hereof.

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ARTICLE VI

Representations and Warranties Regarding the Seller and the GAS-twenty Vessel Owner

The Seller represents and warrants to the Buyer that as of the date hereof and as of the Closing Date:

SECTION 6.01. Organization Good Standing and Authority. The GAS-twenty Vessel Owner is a Bermuda exempted company duly registered, validly existing and in good standing under the laws of Bermuda. The GAS-twenty Vessel Owner has full corporate power and authority to carry on its business as it is now, and has since its formation been, conducted, and is entitled to own, lease or operate the properties and assets it now owns, leases or operates and to enter into legal and binding contracts. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the GAS-twenty Vessel Owner.

SECTION 6.02. Capitalization; Good and Marketable Title to GAS-twenty Shares. The GAS-twenty Shares have been duly authorized and validly issued and are fully paid and nonassessable, and constitute the total issued and outstanding Equity Interests of the GAS-twenty Vessel Owner. There are not outstanding (i) any options, warrants or other rights to purchase from the Seller any equity interests of the GAS-twenty Vessel Owner, (ii) any securities convertible into or exchangeable for shares of such equity interests of the GAS-twenty Vessel Owner or (iii) any other commitments of any kind for the issuance of additional shares of equity interests or options, warrants or other securities of the GAS-twenty Vessel Owner.

SECTION 6.03. GAS-twenty Organizational Documents. The Seller Entities have supplied to the Buyer true and correct copies of the organizational documents of the GAS-twenty Vessel Owner, as in effect as of the date hereof (the “GAS-twenty Organizational Documents”).

SECTION 6.04. Agreement Not in Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, or result in a breach of, any of the terms and provisions of, or constitute a default under, or conflict with, or give any other party thereto a right to terminate any agreement or other instrument to which the GAS-twenty Vessel Owner is a party or by which it is bound including, without limitation, any of the GAS-twenty Organizational Documents, any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the GAS-twenty Vessel Owner or the GAS-twenty Contracts.

SECTION 6.05. The GAS-twenty Shares. Assuming the Buyer or the applicable Buyer Entity has the requisite power and authority to be the lawful owner of the GAS-twenty Shares, upon delivery to the Buyer or the applicable Buyer Entity at the Closing of instruments sufficient to evidence the transfer from the Seller to the Buyer (or the applicable Buyer Entity) of the GAS-twenty Shares under the Applicable Laws of the relevant jurisdiction, or delivery of such GAS-twenty Shares by electronic means, and upon or simultaneously with the Seller’s receipt of the GAS-twenty Purchase Price, the

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Buyer or the applicable Buyer Entity shall own good and valid title to the GAS-twenty Shares, free and clear of any Encumbrances, other than those arising under or in relation to the Credit Facility and the GAS-twenty Charter or otherwise from acts of the Buyer Entities and an updated Register of Members of the GAS-twenty Vessel Owner, certified by the Secretary of the GAS-twenty Vessel Owner, shall be delivered to the Buyer. Other than this Agreement and any related transaction documents, the GAS-twenty Organizational Documents, the Credit Facility and the GAS-twenty Charter and restrictions imposed by Applicable Law, at the Closing, the GAS-twenty Shares will not be subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the GAS-twenty Shares, other than any agreement to which any Buyer Entity is a party.

SECTION 6.06. Litigation. (a)  There is no action, suit or proceeding to which the GAS-twenty Vessel Owner is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body or arbitrator; there is no action, suit or proceeding threatened against the GAS-twenty Vessel Owner; and, to the best knowledge of the Seller, there is no basis for any such action, suit or proceeding.

(b) The GAS-twenty Vessel Owner has not been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets or properties of the GAS-twenty Vessel Owner.

(c) There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring the GAS-twenty Vessel Owner to take any action of any kind with respect to its business, assets or properties.

SECTION 6.07. Indebtedness to and from Officers, etc. The GAS-twenty Vessel Owner will not be indebted, directly or indirectly, to any person who is an officer (save to the company secretary in respect of professional and transactional fees), director, stockholder or employee of the Seller or any spouse, child, or other relative or any affiliate of any such person, nor shall any such officer, director, stockholder, employee, relative or affiliate be indebted to the GAS-twenty Vessel Owner.

SECTION 6.08. Personnel. The GAS-twenty Vessel Owner has no employees.

SECTION 6.09. GAS-twenty Contracts and Agreements. Other than the GAS-twenty Contracts, there are no material contracts or agreements, written or oral, to which the GAS-twenty Vessel Owner is a party or by which any of its assets are bound.

(a) Each of the GAS-twenty Contracts is a valid and binding agreement of the GAS-twenty Vessel Owner, and to the best knowledge of the Seller, of all other parties thereto.

(b) The GAS-twenty Vessel Owner has fulfilled all material obligations required pursuant to its GAS-twenty Contracts to have been performed by it prior to the date hereof and has not waived any material rights thereunder, including

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payment in full of the purchase price for the GAS-twenty Vessel, together with any other payments of the GAS-twenty Vessel Owner due thereunder.

(c) There has not occurred any material default under any of the GAS-twenty Contracts on the part of the GAS-twenty Vessel Owner, or to the best knowledge of the Seller, on the part of any other party thereto nor has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of the GAS-twenty Vessel Owner under any of the GAS-twenty Contracts nor, to the best knowledge of the Seller, has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any other party to any of the GAS-twenty Contracts.

SECTION 6.10. Compliance with Law. The conduct of business by the GAS-twenty Vessel Owner does not and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any Applicable Laws of any country, province, state or other governing body, the enforcement of which would materially and adversely affect the business, assets, condition (financial or otherwise) or prospects of the GAS-twenty Vessel Owner taken as a whole, nor has the GAS-twenty Vessel Owner received any notice of any such violation.

SECTION 6.11. No Undisclosed Liabilities. Except for such liabilities, debts, obligations, encumbrances, defects, restrictions or claims of a general nature and magnitude that would arise in connection with the operation of LNG carriers of the same type as the GAS-twenty Vessel in the ordinary course of business and obligations arising under the GAS-twenty Contracts, the GAS-twenty Vessel Owner (or the GAS-twenty Vessel owned by it) has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation) that: (i) have not been disclosed in writing to the Buyer Entities prior to the date hereof or (ii) have not been set forth in the unaudited balance sheet of the GAS-twenty Vessel Owner as of March 31, 2015, provided to Buyer prior to the execution of this Agreement (the “GAS-twenty Balance Sheet”). The GAS-twenty Balance Sheet (A) was derived from and has been prepared in accordance with the underlying books and records of the GAS-twenty Vessel Owner, (B) has been prepared in accordance with IFRS (subject to the absence of footnote disclosure) and (C) fairly presents the assets, liabilities (including reserves) and financial position of the GAS-twenty Vessel Owner as of the date thereof.

SECTION 6.12. Payment of Taxes. The GAS-twenty Vessel Owner has filed all foreign, federal, state and local income and franchise tax returns required to be filed, which returns are correct and complete in all material respects, and has timely paid all taxes due from it, and the GAS-twenty Vessel is in good standing with respect to the payment of past and current Taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction.

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SECTION 6.13. Permits. The GAS-twenty Vessel Owner has such Permits of, and has all declarations and filings with, and is qualified and in good standing in each jurisdiction of, all federal, provincial, state, local or foreign Governmental Authorities and other Persons, as are necessary to own or lease its properties and to conduct its business in the manner that is standard and customary for a business of its nature other than such Permits the absence of which, individually or in the aggregate, has not and could not reasonably be expected to materially or adversely affect the GAS-twenty Vessel Owner or the GAS-twenty Vessel, and the GAS-twenty Vessel Owner has fulfilled and performed all its obligations with respect to such Permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent such Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such nonrenewals, nonissues, revocations, terminations and impairments that would not, individually or in the aggregate, materially or adversely affect the GAS-twenty Vessel Owner or the GAS-twenty Vessel, and none of such Permits contains any restriction that is materially burdensome to the GAS-twenty Vessel Owner.

SECTION 6.14. No Material Adverse Change in Business. Since December 31, 2014, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the GAS-twenty Vessel Owner, whether or not arising in the ordinary course of business, that would have or could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the GAS-twenty Vessel Owner.

SECTION 6.15. Tax Classification. The GAS-twenty Vessel Owner has filed an election under U.S. Treasury Regulation Section 301.7701-3(c) to be classified as a disregarded entity for U.S. Federal income tax purposes, to be effective prior to the date hereof.

ARTICLE vii

Representations and Warranties Regarding the Seller and the GAS-twenty one Vessel Owner

The Seller represents and warrants to the Buyer that as of the date hereof and as of the Closing Date:

SECTION 7.01. Organization Good Standing and Authority. The GAS-twenty one Vessel Owner is a Bermuda exempted company duly registered, validly existing and in good standing under the laws of Bermuda. The GAS-twenty one Vessel Owner has full corporate power and authority to carry on its business as it is now, and has since its formation been, conducted, and is entitled to own, lease or operate the properties and assets it now owns, leases or operates and to enter into legal and binding contracts. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the GAS-twenty one Vessel Owner.

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SECTION 7.02. Capitalization; Good and Marketable Title to GAS-twenty one Shares. The GAS-twenty one Shares have been duly authorized and validly issued and are fully paid and nonassessable, and constitute the total issued and outstanding Equity Interests of the GAS-twenty one Vessel Owner. There are not outstanding (i) any options, warrants or other rights to purchase from the Seller any equity interests of the GAS-twenty one Vessel Owner, (ii) any securities convertible into or exchangeable for shares of such equity interests of the GAS-twenty one Vessel Owner or (iii) any other commitments of any kind for the issuance of additional shares of equity interests or options, warrants or other securities of the GAS-twenty one Vessel Owner.

SECTION 7.03. GAS-twenty one Organizational Documents. The Seller Entities have supplied to the Buyer true and correct copies of the organizational documents of the GAS-twenty one Vessel Owner, as in effect as of the date hereof (the “GAS-twenty one Organizational Documents”).

SECTION 7.04. Agreement Not in Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, or result in a breach of, any of the terms and provisions of, or constitute a default under, or conflict with, or give any other party thereto a right to terminate any agreement or other instrument to which the GAS-twenty one Vessel Owner is a party or by which it is bound including, without limitation, any of the GAS-twenty one Organizational Documents, any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the GAS-twenty one Vessel Owner or the GAS-twenty one Contracts.

SECTION 7.05. The GAS-twenty one Shares. Assuming the Buyer or the applicable Buyer Entity has the requisite power and authority to be the lawful owner of the GAS-twenty one Shares, upon delivery to the Buyer or the applicable Buyer Entity at the Closing of instruments sufficient to evidence the transfer from the Seller to the Buyer (or the applicable Buyer Entity) of the GAS-twenty one Shares under the Applicable Laws of the relevant jurisdiction, or delivery of such GAS-twenty one Shares by electronic means, and upon or simultaneously with the Seller’s receipt of the GAS-twenty one Purchase Price, the Buyer or the applicable Buyer Entity shall own good and valid title to the GAS-twenty one Shares, free and clear of any Encumbrances, other than those arising under or in relation to the Credit Facility and the GAS-twenty one Charter or otherwise from acts of the Buyer Entities and an updated Register of Members of the GAS-twenty one Vessel Owner, certified by the Secretary of the GAS-twenty one Vessel Owner, shall be delivered to the Buyer. Other than this Agreement and any related transaction documents, the GAS-twenty one Organizational Documents, the Credit Facility and the GAS-twenty one Charter and restrictions imposed by Applicable Law, at the Closing, the GAS-twenty one Shares will not be subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the GAS-twenty one Shares, other than any agreement to which any Buyer Entity is a party.

SECTION 7.06. Litigation. (a)  There is no action, suit or proceeding to which the GAS-twenty one Vessel Owner is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body or arbitrator; there is

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no action, suit or proceeding threatened against the GAS-twenty one Vessel Owner; and, to the best knowledge of the Seller, there is no basis for any such action, suit or proceeding.

(b) The GAS-twenty one Vessel Owner has not been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets or properties of the GAS-twenty one Vessel Owner.

(c) There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring the GAS-twenty one Vessel Owner to take any action of any kind with respect to its business, assets or properties.

SECTION 7.07. Indebtedness to and from Officers, etc. The GAS-twenty one Vessel Owner will not be indebted, directly or indirectly, to any person who is an officer (save to the company secretary in respect of professional and transactional fees), director, stockholder or employee of the Seller or any spouse, child, or other relative or any affiliate of any such person, nor shall any such officer, director, stockholder, employee, relative or affiliate be indebted to the GAS-twenty one Vessel Owner.

SECTION 7.08. Personnel. The GAS-twenty one Vessel Owner has no employees.

SECTION 7.09. GAS-twenty one Contracts and Agreements. Other than the GAS-twenty one Contracts, there are no material contracts or agreements, written or oral, to which the GAS-twenty one Vessel Owner is a party or by which any of its assets are bound.

(a) Each of the GAS-twenty one Contracts is a valid and binding agreement of the GAS-twenty one Vessel Owner, and to the best knowledge of the Seller, of all other parties thereto.

(b) The GAS-twenty one Vessel Owner has fulfilled all material obligations required pursuant to its GAS-twenty one Contracts to have been performed by it prior to the date hereof and has not waived any material rights thereunder, including payment in full of the purchase price for the GAS-twenty one Vessel, together with any other payments of the GAS-twenty one Vessel Owner due thereunder.

(c) There has not occurred any material default under any of the GAS-twenty one Contracts on the part of the GAS-twenty one Vessel Owner, or to the best knowledge of the Seller, on the part of any other party thereto nor has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of the GAS-twenty one Vessel Owner under any of the GAS-twenty one Contracts nor, to the best knowledge of the Seller, has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any other party to any of the GAS-twenty one Contracts.

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SECTION 7.10. Compliance with Law. The conduct of business by the GAS-twenty one Vessel Owner does not and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any Applicable Laws of any country, province, state or other governing body, the enforcement of which would materially and adversely affect the business, assets, condition (financial or otherwise) or prospects of the GAS-twenty one Vessel Owner taken as a whole, nor has the GAS-twenty one Vessel Owner received any notice of any such violation.

SECTION 7.11. No Undisclosed Liabilities. Except for such liabilities, debts, obligations, encumbrances, defects, restrictions or claims of a general nature and magnitude that would arise in connection with the operation of LNG carriers of the same type as the GAS-twenty one Vessel in the ordinary course of business and obligations arising under the GAS-twenty one Contracts, the GAS-twenty one Vessel Owner (or the GAS-twenty one Vessel owned by it) has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation) that: (i) have not been disclosed in writing to the Buyer Entities prior to the date hereof or (ii) have not been set forth in the unaudited balance sheet of the GAS-twenty one Vessel Owner as of March 31, 2015, provided to Buyer prior to the execution of this Agreement (the “GAS-twenty one Balance Sheet”). The GAS-twenty one Balance Sheet (A) was derived from and has been prepared in accordance with the underlying books and records of the GAS-twenty one Vessel Owner, (B) has been prepared in accordance with IFRS (subject to the absence of footnote disclosure) and (C) fairly presents the assets, liabilities (including reserves) and financial position of the GAS-twenty one Vessel Owner as of the date thereof.

SECTION 7.12. Payment of Taxes. The GAS-twenty one Vessel Owner has filed all foreign, federal, state and local income and franchise tax returns required to be filed, which returns are correct and complete in all material respects, and has timely paid all taxes due from it, and the GAS-twenty one Vessel is in good standing with respect to the payment of past and current Taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction.

SECTION 7.13. Permits. The GAS-twenty one Vessel Owner has such Permits of, and has all declarations and filings with, and is qualified and in good standing in each jurisdiction of, all federal, provincial, state, local or foreign Governmental Authorities and other Persons, as are necessary to own or lease its properties and to conduct its business in the manner that is standard and customary for a business of its nature other than such Permits the absence of which, individually or in the aggregate, has not and could not reasonably be expected to materially or adversely affect the GAS-twenty one Vessel Owner or the GAS-twenty one Vessel, and the GAS-twenty one Vessel Owner has fulfilled and performed all its obligations with respect to such Permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent such Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or

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results or would result in any impairment of the rights of the holder of any such Permit, except for such nonrenewals, nonissues, revocations, terminations and impairments that would not, individually or in the aggregate, materially or adversely affect the GAS-twenty one Vessel Owner or the GAS-twenty one Vessel, and none of such Permits contains any restriction that is materially burdensome to the GAS-twenty one Vessel Owner.

SECTION 7.14. No Material Adverse Change in Business. Since December 31, 2014, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the GAS-twenty one Vessel Owner, whether or not arising in the ordinary course of business, that would have or could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the GAS-twenty one Vessel Owner.

SECTION 7.15. Tax Classification. The GAS-twenty one Vessel Owner has filed an election under U.S. Treasury Regulation Section 301.7701-3(c) to be classified as a disregarded entity for U.S. Federal income tax purposes, to be effective prior to the date hereof.

ARTICLE viii

Representations and Warranties Regarding the GAS-nineteen Vessel

The Seller represents and warrants to the Buyer that as of the date hereof and as of the Closing Date:

SECTION 8.01. Title to GAS-nineteen Vessel. The GAS-nineteen Vessel Owner is the owner (beneficially and of record) of the GAS-nineteen Vessel and has good and marketable title to the GAS-nineteen Vessel.

SECTION 8.02. No Encumbrances. The assets of the GAS-nineteen Vessel Owner and the GAS-nineteen Vessel are free of all Encumbrances other than the Encumbrances arising under the GAS-nineteen Charter and the Credit Facility (including the associated finance and security documents).

SECTION 8.03. Condition. The GAS-nineteen Vessel is (i) adequate and suitable for use by the GAS-nineteen Vessel Owner in the manner that is standard and customary for a vessel of its type and age, ordinary wear and tear excepted; (ii) seaworthy in all material respects for hull and machinery insurance warranty purposes and in good running order and repair; (iii) insured against all usual risks, and in amounts, consistent with common industry practices; (iv) in compliance with applicable maritime laws and regulations; and (v) in compliance in all material respects with the requirements of its class and classification society; and all class certificates of the GAS-nineteen Vessel are clean and valid and free of recommendations affecting class; and the Buyer acknowledges and agrees that, subject only to the representations and warranties in this Agreement, it is acquiring the GAS-nineteen Vessel on an “as is, where is” basis.

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ARTICLE IX

Representations and Warranties Regarding the GAS-twenty Vessel

The Seller represents and warrants to the Buyer that as of the date hereof and as of the Closing Date:

SECTION 9.01. Title to GAS-twenty Vessel. The GAS-twenty Vessel Owner is the owner (beneficially and of record) of the GAS-twenty Vessel and has good and marketable title to the GAS-twenty Vessel.

SECTION 9.02. No Encumbrances. The assets of the GAS-twenty Vessel Owner and the GAS-twenty Vessel are free of all Encumbrances other than the Encumbrances arising under the GAS-twenty Charter and the Credit Facility (including the associated fnance and security documents).

SECTION 9.03. Condition. The GAS-twenty Vessel is (i) adequate and suitable for use by the GAS-twenty Vessel Owner in the manner that is standard and customary for a vessel of its type and age, ordinary wear and tear excepted; (ii) seaworthy in all material respects for hull and machinery insurance warranty purposes and in good running order and repair; (iii) insured against all usual risks, and in amounts, consistent with common industry practices; (iv) in compliance with applicable maritime laws and regulations; and (v) in compliance in all material respects with the requirements of its class and classification society; and all class certificates of the GAS-twenty Vessel are clean and valid and free of recommendations affecting class; and the Buyer acknowledges and agrees that, subject only to the representations and warranties in this Agreement, it is acquiring the GAS-twenty Vessel on an “as is, where is” basis.

ARTICLE X

Representations and Warranties Regarding the GAS-twenty one Vessel

The Seller represents and warrants to the Buyer that as of the date hereof and as of the Closing Date:

SECTION 10.01. Title to GAS-twenty one Vessel. The GAS-twenty one Vessel Owner is the owner (beneficially and of record) of the GAS-twenty one Vessel and has good and marketable title to the GAS-twenty one Vessel.

SECTION 10.02. No Encumbrances. The assets of the GAS-twenty one Vessel Owner and the GAS-twenty one Vessel are free of all Encumbrances other than the Encumbrances arising under the GAS-twenty one Charter and the Credit Facility (including the associated finance and security documents).

SECTION 10.03. Condition. The GAS-twenty one Vessel is (i) adequate and suitable for use by the GAS-twenty one Vessel Owner in the manner that is standard and customary for a vessel of its type and age, ordinary wear and tear excepted; (ii) seaworthy in all material respects for hull and machinery insurance warranty purposes

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and in good running order and repair; (iii) insured against all usual risks, and in amounts, consistent with common industry practices; (iv) in compliance with applicable maritime laws and regulations; and (v) in compliance in all material respects with the requirements of its class and classification society; and all class certificates of the GAS-twenty one Vessel are clean and valid and free of recommendations affecting class; and the Buyer acknowledges and agrees that, subject only to the representations and warranties in this Agreement, it is acquiring the GAS-twenty one Vessel on an “as is, where is” basis.

ARTICLE XI

Covenants

SECTION 11.01. Financial Statements. The Seller Entities agree to cause the Vessel Owners to provide access to the books and records of the Vessel Owners to allow the Buyer to prepare at the Buyer’s expense any information, review or audit the Buyer reasonably believes is required to be furnished or provided by the Buyer pursuant to applicable securities laws, including in connection with obtaining Buyer’s financing for the Acquisition and the filing of a registration statement with the Commission in connection therewith. The Seller will (a) provide the Buyer or the Buyer’s auditors access to the Seller’s work papers and (b) use its commercially reasonable efforts to assist the Buyer with any such information, review or audit and to provide other financial information reasonably requested by the Buyer or its auditors, including the delivery by the Seller Entities of any information, letters and similar documentation, including reasonable “management representation letters” and attestations.

SECTION 11.02. Expenses. All costs, fees and expenses incurred in connection with this Agreement and the related transaction documents (including those related to the MLP Guarantee) shall be paid by the Buyer, including all costs, fees and expenses incurred in connection with conveyance fees, recording charges and other fees and charges applicable to the transfer of the Shares. Sponsor and Buyer shall enter a letter agreement related to certain rights and obligations related to certain depot spares prior to Closing substantially in the form attached hereto as Exhibit B. In addition:

(i) all costs and expenses incurred by the Buyer to load the Vessel with fuel oil, lubricating oil, greases, fresh water and other stores necessary to operate the Vessel after the Closing shall be for the Buyer’s account;

(ii) all unused fuel oil, lubricating oil, greases, fresh water, and other stores on the Vessels at the Closing shall become the Buyer’s property after the Closing without extra payment;

(iii) all spare parts and spare equipment, including spare tail-end shafts, spare propellers and propeller blades, if any, belonging to the Vessel Owners at the time of Closing used or unused, and on board shall become the Buyer’s property after the Closing, and spares on order are to be included; and

(iv) subject to the provisions of Section 2.05, all bank account balances, cash, current assets and current liabilities of the Vessel Owners at the

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time of Closing shall remain the assets of the Vessel Owners and shall not be transferred to the Seller Entities in connection with Closing.

SECTION 11.03. Commercially Reasonable Efforts; Financing. On the terms and subject to the conditions of this Agreement, each of the Sponsor, Seller and Buyer shall use its commercially reasonable efforts to cause the Closing to occur, including taking all commercially reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it or any of its affiliates with respect to the Closing and to obtain any such consents required to be obtained by it in connection with the transfer of the Vessel Owners. Sponsor and Seller shall also provide such reasonable cooperation in connection with the arrangement of the Buyer’s financing as may be reasonably requested by Buyer, including providing information and documents, and other actions that are or may be customary in connection with comparable financing transactions. Each of Sponsor, Seller and Buyer shall not, and shall not permit any of their respective affiliates to, take any actions that would, or that could reasonably be expected to, result in any of the conditions set forth in Article XII not being satisfied (including obtaining any consent, authorization, order or approval of, or any exemption by, any Governmental Authority required to be obtained or made by Sponsor, Seller or Buyer in connection with the acquisition of the Vessel Owners or the taking of any action contemplated by this Agreement in accordance with its terms).

SECTION 11.04. Tests and Surveys. The Seller and the Sponsor will grant to the Buyer the right, exercisable at the Buyer’s risk and expense, to make such surveys, tests and inspections of the Vessels as the Buyer may deem desirable, so long as such surveys, tests or inspections do not damage the Vessels or interfere with the activities of the Seller Entities or the Charterer thereon so long as the Buyer has furnished the Seller and the Sponsor with evidence that adequate liability insurance is in full force and effect.

SECTION 11.05. Further Assurances. From time to time after the date of this Agreement, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with Applicable Law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests distributed, contributed and assigned by this Agreement or intended so to be and (c) to more fully and effectively carry out the purposes and intent of this Agreement.

SECTION 11.06. Covenants of Sponsor and Seller Prior to Closing. From the date of this Agreement to the Closing Date, Sponsor and Seller shall cause the Vessel Owners to conduct their business in the usual, regular and ordinary course in substantially the same manner as previously conducted. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing, except

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with the prior written consent of Buyer, the Sponsor and Seller shall not permit the Vessel Owners to:

(a) enter into any contracts or other written or oral agreements;

(b) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of the Vessel Owners or any options, warrants, calls or rights to acquire any such shares or other securities; or

(c) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or exchangeable for, any shares of its capital stock, or any stock options, warrants, calls or rights to acquire any such shares, voting securities or convertible securities or any stock appreciation rights or other rights that are linked in any way to the price of the Shares or the value of the Vessel Owners or any part thereof.

SECTION 11.07. Credit Facilities. The Sponsor, Seller and Buyer shall use, and shall cause their respective subsidiaries to use, commercially reasonable efforts to execute the MLP Guarantee and any other amendments to the Credit Facility as may be required in connection with the Closing of the transactions contemplated by this Agreement.

ARTICLE XIi

Conditions to Closing

SECTION 12.01. Conditions to the Obligations of Sponsor, Seller and Buyer. The obligations of Sponsor, Seller and Buyer to effect the Closing shall be subject to the satisfaction or waiver by Sponsor, Seller and Buyer on or prior to the Closing Date of the following conditions:

(a) no Governmental Authority shall have entered any order that remains in effect which would restrain, enjoin or otherwise prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby in accordance with the terms of this Agreement;

(b) all approvals of Governmental Authorities required to consummate the transactions contemplated by this Agreement shall have been obtained;

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(c) no Applicable Law shall have been enacted by any Governmental Authority which prohibits the consummation of the Closing; and

(d) the MLP Guarantee and any other amendments to the Credit Facility required in connection with the Closing of the transactions contemplated by this Agreement in such form as the Majority Lenders (as such term is defined in the Credit Facility) may require have been entered into.

SECTION 12.02. Conditions to the Obligation of Buyer. The obligation of Buyer to effect the Closing shall be subject to the satisfaction or waiver by Buyer on or prior to the Closing Date of each of the following conditions:

(a) the availability, in the Buyer’s sole discretion, of sufficient funds to pay the Purchase Price and other costs associated with the Acquisition;

(b) each of the representations and warranties of Seller contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, with the same effect as if those representations and warranties had been made on and as of the Closing Date except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty need only be so true and correct as of such date, and except to the extent the failure to be so true and correct would not be material;

(c) Seller Entities shall have duly performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by Seller Entities at or before the Closing; and

(d) the results of any searches, surveys, tests or inspections conducted pursuant to Section 11.04 are, in the reasonable opinion of the Buyer, satisfactory.

SECTION 12.03. Conditions to the Obligation of Sponsor and Seller. The obligation of Sponsor and Seller to effect the Closing shall be subject to the satisfaction or waiver by Sponsor and Seller on or prior to the Closing Date of each of the following conditions:

(a) Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, with the same effect as if those representations and warranties had been made on and as of the Closing Date except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty need only be so true and correct as of such date, and except to the extent the failure to be so true and correct would not be material; and

(b) Buyer Entities shall have duly performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by Buyer Entities at or before the Closing.

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ARTICLE Xiii

Amendments and Waivers

SECTION 13.01. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each party hereto. By an instrument in writing the Buyer, on the one hand, or the Sponsor and Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

ARTICLE XiV

Indemnification

SECTION 14.01. Indemnity by the Seller. From and after the Closing, the Seller shall be liable for, and shall indemnify the Buyer and each of its subsidiaries and each of their directors, employees, agents and representatives (the “Buyer Indemnitees”) against and hold them harmless from, any Losses, suffered or incurred by such Buyer Indemnitee:

(a) by reason of, arising out of or otherwise in respect of (i) any inaccuracy in, or breach of, any representation or warranty (without giving effect to any supplement to any disclosure schedules after the date hereof or qualifications as to materiality or dollar amount or other similar qualifications), or (ii) a failure to perform or observe any covenant, agreement or obligation of, the Seller Entities in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Seller Entities;

(b) with respect to any fees, expenses or other payments incurred or owed by the Seller Entities or the Vessel Owner to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transactions contemplated by this Agreement;

(c) by reason of, arising out of or otherwise in respect of obligations, liabilities, expenses, cost and claims relating to, arising from or otherwise attributable to the assets owned by the Vessel Owner or the assets, operations, and obligations of the Vessel Owner or the businesses thereof, in each case, to the extent relating to, arising from, or otherwise attributable to facts, circumstances or events occurring prior to the Closing Date;

(d) with respect to any Covered Environmental Losses relating to the Vessel Owners to the extent Sponsor or Seller is notified by Buyer of any such Covered Environmental Losses within five years after the Closing Date;

(e) with respect to any Losses to the Buyer arising from:

(i) the failure of the Buyer, immediately after the Closing

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Date, to be the owner of such valid leasehold interests or fee ownership interests in and to the Vessel Owners and Vessels as are necessary to enable the Buyer to own and operate the Vessel Owners and Vessels in substantially the same manner that the Vessel Owners and Vessels were owned and operated by the Seller immediately prior to the Closing Date; or

(ii) the failure of the Vessel Owners to have by the Closing Date any consent or governmental permit necessary to allow the Vessel Owners to own or operate the Vessels in substantially the same manner that the Vessels were owned and operated by the Seller Entities immediately prior to the Closing Date;

in each of clauses (i) and (ii) above, to the extent that the Sponsor or Seller is notified by the Buyer of such Losses within three years after the Closing Date; or

(f) with respect to all federal, state, foreign and local income tax liabilities attributable to the operation of the Vessel Owners prior to the Closing Date, but excluding any federal, state, foreign and local income taxes reserved on the books of the Buyer on the Closing Date.

SECTION 14.02. Limitation Regarding Indemnification.

(a) The aggregate liability of the Seller under Section 14.01(d) above shall not exceed $5,000,000. Furthermore, no claim may be made against the Seller for indemnification pursuant to Section 14.01(d), unless the aggregate dollar amount of all claims for indemnification pursuant to such section shall exceed $500,000, in which case the Seller shall be liable for claims for indemnification only to the extent such aggregate amount exceeds $500,000. The limitations set forth in this Section 14.02 shall also apply to any claim under Section 14.01(a)(i) to the extent related to environmental or health and human safety matters.

(b) The aggregate liability of the Seller under Section 14.01 above shall not exceed $483,000,000.

(c) The aggregate liability of the Buyer under Section 14.03 below shall not exceed $483,000,000.

(d) Except as otherwise set forth in this Article XIV or in Section 16.08, the indemnification obligations set forth in this Article XIV shall survive until the expiration of the applicable statute of limitations.

SECTION 14.03. Indemnity by the Buyer. From and after the Closing, the Buyer shall be liable for, and shall indemnify the Seller and Sponsor and their respective subsidiaries and each of their directors, employees, agents and representatives (the “Seller Indemnitees”) against and hold them harmless from, any Losses, suffered or incurred by such Seller Indemnitee:

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(a) by reason of, arising out of or otherwise in respect of (i) any inaccuracy in, or breach of, any representation or warranty (without giving effect to any supplement to the disclosure schedules occurring after the date hereof or qualifications as to materiality or dollar amount or other similar qualifications), or (ii) a failure to perform or observe any covenant, agreement or obligation of, the Buyer Entities in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Buyer Entities;

(b) with respect to any fees, expenses or other payments incurred or owed by the Buyer Entities to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transactions contemplated by this Agreement; or

(c) with respect to any payments made by the Sponsor and its subsidiaries, other than Buyers and its subsidiaries, under the Credit Facility after the Closing.

SECTION 14.04. Exclusive Post-Closing Remedy. From and after the Closing, and except for any remedies for wilful misconduct or actual fraud or for payments under Section 2.05, the rights and remedies set forth in this Article XIV shall constitute the sole and exclusive rights and remedies of the Parties under or with respect to the subject matter of this Agreement.

ARTICLE XV

Termination

SECTION 15.01. Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by mutual written consent of the Sponsor, Seller and Buyer;

(b) by Seller and Sponsor, on the one hand, or Buyer, on the other hand, by written notice to the other, if:

(i) the Closing shall not have occurred by July 31, 2015, unless such date is extended by the mutual written consent of Sponsor, Seller and Buyer;

(ii) a Governmental Authority has entered any permanent order which restrains, enjoins or otherwise prevents the performance of this Agreement or the consummation of any of the transactions contemplated hereby in accordance with the terms of this Agreement; or

(iii) an Applicable Law has been enacted by any Governmental Authority which prohibits the consummation of the Closing;

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provided that no Party may terminate this Agreement pursuant to this Section 15.01(b) if that Party has breached its obligations under this Agreement in a manner that shall have proximately caused the failure of the Closing to occur by such date;

(c) by Seller and Sponsor if either of the conditions set forth in Section 12.03(a) or 12.03(b) are not satisfied, and such failure shall not have been cured within 30 days following written notice of such failure;

(d) by the Buyer if:

(i) either of the conditions set forth in Section 12.02(b) or 12.03(c) are not satisfied, and such failure shall not have been cured within 30 days following written notice of such failure; or

(ii) the results of any searches, surveys, tests or inspections conducted pursuant to Section 11.04 are, in the reasonable opinion of the Buyer, unsatisfactory.

SECTION 15.02. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 15.01, this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or the transaction contemplated hereby on the part of any Party, or any of its directors, officers, employees, agents, legal and financial advisors, representatives, stockholders, or affiliates; provided, however, that the agreements contained in Section 11.02 (Expenses), this Section 15.02 and Article XVI shall survive the termination of this Agreement.

ARTICLE XVI

Miscellaneous

SECTION 16.01. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within such jurisdiction without giving effect to conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Vessels are located, shall apply.

SECTION 16.02. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

SECTION 16.03. Complete Agreement. This Agreement and Schedules hereto contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and, except as provided herein, supersede all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.

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SECTION 16.04. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 16.05. Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

SECTION 16.06. Third Party Rights. Except to the extent provided in Article XV, a Person who is not a party to this Agreement has no right to enforce or to enjoy the benefit of any term of this Agreement.

SECTION 16.07. Notices. Any notice, claim or demand in connection with this Agreement shall be delivered to the parties at the following addresses (or at such other address or facsimile number for a party as may be designated by notice by such party to the other party):

(a) if to GASLOG CARRIERS LTD., as follows:

GasLog Carriers Ltd.

c/o GasLog Monaco S.A.M.
Gildo Pastor Center

7 Rue du Gabian

MC 98000, Monaco

Attention:  Legal
Facsimile:  +377 9797-5124

(b) if to GASLOG LTD., as follows:

GasLog Ltd.

c/o GasLog Monaco S.A.M.

Gildo Pastor Center

7 Rue du Gabian

MC 98000, Monaco

Attention:  Legal
Facsimile:  +377 9797-5124

(c) if to GASLOG PARTNERS LP, as follows:

GasLog Partners LP

c/o GasLog Monaco S.A.M.
Gildo Pastor Center

7 Rue du Gabian

MC 98000, Monaco

Attention:  Andrew J. Orekar (Chief Executive Officer)
Facsimile:  +377 9797-5124

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and any such notice shall be deemed to have been received (i) on the next working day in the place to which it is sent, if sent by facsimile or (ii) forty eight (48) hours from the time of dispatch, if sent by courier.

SECTION 16.08. Representations and Warranties to Survive. All representations and warranties contained in this Agreement shall survive the Closing and shall remain operative and in full force and effect after the Closing, regardless of (a) any investigation made by or on behalf of any Party or its affiliates, any Person controlling any Party, its officers or directors, and (b) delivery of and payment for the Shares, for a period of three years from the date of this Agreement. At the end of such three year period, such representations and warranties will terminate, and no claim may be brought in respect of such representations and warranties under Article XV or otherwise, except for claims that have been asserted prior to such date.

SECTION 16.09. Remedies. Except as expressly provided in Section 14.04, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided in this Agreement, nothing in this Agreement will be considered an election of remedies.

SECTION 16.10. Non-recourse to General Partner. Neither the Buyer’s general partner nor any other owner of Equity Interests in the Buyer shall be liable for the obligations of the Buyer under this Agreement or any of the related transaction documents, including, in each case, by reason of any payment obligation imposed by governing partnership statutes.

36

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.

GASLOG CARRIERS LTD.,

by
/s/ Simon Crowe
Name: Simon Crowe
Title: Director

GASLOG LTD.,

by
/s/ Paul Wogan
Name: Paul Wogan
Title: Chief Executive Officer

GASLOG PARTNERS LP,

by
/s/ Andrew J. Orekar
Name: Andrew J. Orekar
Title: Chief Executive Officer

Exhibit A - Net Working Capital Line Items

Current Assets
Trade and other receivables
Inventories
Due from related parties
Prepayments and other current assets
Cash and cash equivalents

Total Current Assets (A)	$

Current Liabilities
Trade accounts payable
Due to related parties
Other payables and accruals

Total Current Liabilities (B)	$

Net Working Capital (A)-(B)	$

Exhibit B – Letter Agreement

GasLog Partners LP

June 22, 2015

To the attention of:

GasLog LNG Services Ltd.

GasLog Carriers Ltd.

Re: Allocation of Depot Spares

Ladies and Gentlemen:

Within this agreement (the “Agreement”), reference is made to the Letter of Agreement (the “Letter of Agreement”) dated June 19, 2014, attached hereto as Annex A, among Methane Services Limited, GasLog LNG Services Ltd. (“GasLog Services”) and GasLog Carriers Ltd. (the “Seller”), the Share Purchase Agreement (the “Purchase Agreement”) dated June 4, 2015 among the Seller, GasLog Ltd. and GasLog Partners LP (the “Buyer”, and together with GasLog Services and the Seller, the “Parties”) relating to the sale of the share capital of the companies that own the Methane Alison Victoria, the Methane Shirley Elisabeth and the Methane Heather Sally (together, the “Vessels”), the Ship Management Agreement (such agreement, including as it may be subsequently amended, the “GAS-nineteen Ship Management Agreement”) dated June 4, 2015 between GAS-nineteen Ltd. and GasLog Services, the Ship Management Agreement (such agreement, including as it may be subsequently amended, the “GAS-twenty Ship Management Agreement”) dated June 11, 2015 between GAS-twenty Ltd. and GasLog Services, the Ship Management Agreement (such agreement, including as it may be subsequently amended, the “GAS-twenty one Ship Management Agreement”, and together with the GAS-nineteen Ship Management Agreement and the GAS-twenty Ship Management Agreement, the “Ship Management Agreements”) dated June 25, 2015 between GAS-twenty one Ltd. and GasLog Services and the letter agreement regarding the allocation of depot spares dated September 29, 2014 between Buyer, GasLog Services and GasLog Carriers (the “First Depot Spares Letter”) related to the earlier acquisition by Buyer of the Methane Rita Andrea and the Methane Jane Elizabeth (the “Earlier Two Vessels”).

WHEREAS, pursuant to the Letter of Agreement, GasLog Services may purchase and remove any of the items (the “Depot Spares”) listed in Appendices A and B to the Letter of Agreement that are currently held at the warehouse located at 8146 Big Lake Road, Lake Charles, Louisiana 70605 (the “Warehouse”), and in any case must purchase and remove all of the Depot Spares by March 31, 2020 (the “Removal Date”), in each case at the purchase prices set forth in such appendices (the “Listed Prices”); and

WHEREAS, pursuant to the Purchase Agreement, the Buyer has agreed to purchase the share capital of the companies that own the Vessels from the Seller;

NOW, THEREFORE, the Parties hereto agree as follows, to be effective upon closing of the transactions contemplated by the Purchase Agreement:

(a) GasLog Services shall act under the Ship Management Agreements on behalf of GAS-nineteen Ltd., GAS-twenty Ltd. and GAS-twenty one Ltd., on an equal and ratable basis with other vessels subject to the Letter of Agreement in the GasLog Ltd. fleet and the Earlier Two Vessels subject to the First Depot Spares Letter in the Buyer’s fleet, in any further negotiations or discussions with Methane Services Limited regarding the Depot Spares and GasLog Services shall not agree to any amendment, modification or waiver of the Letter of Agreement without the written consent of Buyer.

(b) GasLog Services shall procure Depot Spares under the Letter of Agreement as necessary for use on the Vessels during the term of the Ship Management Agreements on behalf of GAS-nineteen Ltd., GAS-twenty Ltd. and GAS-twenty one Ltd., and GasLog Services shall act with respect to the Vessels on an equal and ratable basis with other vessels subject to the Letter of Agreement in the GasLog Ltd. fleet and the Earlier Two Vessels subject to the First Depot Spares Letter in the Buyer’s fleet. GAS-nineteen Ltd., GAS-twenty Ltd. and GAS-twenty one Ltd. shall reimburse GasLog Services for the Listed Prices of any such procured Depot Spares in accordance with the Ship Management Agreements.

(c) Should either or both of the Ship Management Agreements be terminated on or prior to the Removal Date, this Agreement shall remain in effect and GasLog Services shall continue to grant GAS-nineteen Ltd., GAS-twenty Ltd. and GAS-twenty one Ltd. access to procure the Depot Spares, on an equal and ratable basis with other vessels subject to the Letter of Agreement in the GasLog Ltd. fleet and the Earlier Two Vessels subject to the First Depot Spares Letter in the Buyer’s fleet, at the Listed Prices of any such procured Depot Spares.

(d) If the Warehouse becomes unavailable prior to the Removal Date and GasLog Services is required to transfer the Depot Spares to a new storage location, the Buyer shall pay or cause to be paid to GasLog Services one-half of any costs associated with such transfer.

(e) On the Removal Date:

(i)	GasLog Services and Buyer shall, acting in good faith, ratably divide and allocate the remaining Depot Spares such that the Buyer shall be responsible for all costs and liability associated with removing one-half (or the nearest possible allocation to one-half) (or, for clarity, as of the date of this Agreement, five-sixths when the three Vessels are combined with the Earlier Two Vessels under the First Depot Spares Letter) of the then remaining Depot Spares (the “Buyer Depot Spares”) from the Warehouse, GasLog Services shall convey title to the Buyer Depot Spares to the Buyer, and the Buyer shall pay to GasLog Services the Listed Prices for the Buyer Depot Spares; or

(ii)	acting in good faith, the Parties shall then agree to an alternative equitable allocation of any then remaining Depot Spares and the purchase consideration therefor.

The Parties recognize and agree that the only section of the Letter of Agreement to which this Agreement applies is the section of the Letter of Agreement entitled “Depot Spares”. Further, the Parties recognize and acknowledge the First Depot Spares Letter remains in full force and effect.

This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing executed and delivered by each of the parties hereto.

Sincerely,

On behalf of GasLog Partners LP

By:

Name:	Andrew J. Orekar
Title:	Chief Executive Officer

[Signature Page to Depot Spares Side Letter]

Acknowledged and agreed to
as of the date set forth above:

On behalf of GasLog LNG Services Ltd.

By:
	Name:	Graham Westgarth
	Title:	Director

[Signature Page to Depot Spares Side Letter]

Acknowledged and agreed to
as of the date set forth above:

On behalf of GasLog Carriers Ltd.

By:
	Name:	Simon Crowe
	Title:	Director

[Signature Page to Depot Spares Side Letter]